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                         SG COWEN ASSET MANAGEMENT, INC.

                                 CODE OF ETHICS

The following standards and procedures shall govern the personal investing activities of SG Cowen Asset Management, Inc. personnel ("SGCAM"):

This Code of Ethics is based on the following principles: (1) the duty at all times to place the interest of investment advisory clients or investment company shareholders first; (2) that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) that personnel should not take inappropriate advantage of their positions.

I.       ACCESS PERSONS

         Access persons includes all SGCAM personnel. A list of access persons as of March 1, 2000 is attached. In addition to applying to an employee's personal account, this Code of Ethics will apply to the following accounts with respect to an employee: (i) accounts of an employee's spouse (including IRA and Keogh accounts), (ii) accounts of an employee's children and children's spouses provided that such persons live in the employee's home or are financially dependent upon the employee, (iii) accounts of any other relative who lives in the employees home or over whose account the employee has control, (iv) accounts of a trust of which the employee is a trustee or the beneficiary or as to which the employee otherwise could be expected to control or influence and (v) accounts of a partnership or corporation whose accounts the employee could be expected to control.

II.      POLICIES AND RESTRICTIONS

         A. INITIAL PUBLIC OFFERINGS - Access persons are prohibited from acquiring any securities in an initial public offering, in order to preclude any possibility of their profiting improperly from their positions on behalf of any investment advisory account.

B. PRIVATE PLACEMENTS - Prior approval of any acquisitions of securities by access persons in a private placement is required. This prior approval will take into account, among other factors, whether the investment opportunity should be reserved for an investment advisory account and whether the opportunity is being offered to an individual by virtue of his or her position with the investment advisor; (2) access persons who have been authorized to acquire securities in a private placement must disclose that investment when they play a part in any subsequent consideration of any investment in the issuer; (3) in such circumstances, the investment advisory account's decisions to purchase securities of the issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.


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         C. BLACKOUT PERIODS - an access person is prohibited from executing a personal securities transaction on a day during which any investment advisory account has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. Any profits realized on trades within the prescribed period must be disgorged.

         D. GIFTS - access persons are prohibited from receiving any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of investment advisory accounts.

         E SERVICE AS A DIRECTOR - prior authorization is required for access persons to serve on the boards of directors of publicly traded companies.


III.     COMPLIANCE PROCEDURES

         A. PRE-CLEARANCE - All personnel securities transactions by access persons must be effected through a SG Cowen Securities Corporation ("SG Cowen") registered representative, the SG Cowen employee trading desk or the Qualified Brokers listed in the attachments. Access persons are responsible for obtaining pre-clearance authorization of each transaction. Pre-clearance is not required for transactions in mutual funds, government securities, money market instruments and index options.

         William Romer will review and approve all transactions prior to their execution. In his absence, pre-clearance authorization can be given by either William Church, Philip Bafundo or Rodd Baxter. These people cannot pre-clear their own transactions.

         B. RECORDS OF PRE-CLEARANCE AND SECURITIES TRANSACTIONS - Pre-clearance authorizations and duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts should be sent to SG Cowen's Legal Department at 1221 Avenue of the Americas, 8th Floor, New York, NY 10020, Attention of Cathy Smith-Iadicicco.

         C. POST-TRADE MONITORING - SG Cowen's legal department will monitor all personal investment activity by reviewing confirmations and statements.

         D. DISCLOSURE OF PERSONAL HOLDINGS - All access persons employed after March 1, 2000 must disclose to SG Cowen's legal department all personal holdings upon commencement of their employment. All current access persons must submit their personal holdings by January 1, 2001. Thereafter all access persons must submit their personal holdings on an annual basis.

E. CERTIFICATION OF COMPLIANCE - All access persons shall certify annually to SG Cowen's Legal Department that they have read and understand the Code of Ethics and recognize that they are subject thereto.


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                         SG COWEN ASSET MANAGEMENT, INC.
                                 CODE OF ETHICS
                               CERTIFICATION FORM





I, _________________________________(print name), hereby certify that I have read and understand the SG Cowen Asset Management, Inc. Code of Ethics and understand that I am subject to its terms and conditions.


                                                --------------------------------
                                                Signature




Date:
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                            SG COWEN ASSET MANAGEMENT

               PERSONAL SECURITIES TRANSACTION AUTHORIZATION FORM



EMPLOYEE NAME:    ____________________________________________

SECURITY:         ____________________________________________



CIRCLE ONE:             PURCHASE        OR        SALE



AUTHORIZED BY:    ____________________________________________

DATE:             ____________________________________________